Exhibit 10.3

SMARTSTOP SELF STORAGE REIT, INC.

PERFORMANCE-BASED RESTRICTED SHARE AWARD

This RESTRICTED SHARE AWARD (the “Award”) is made and entered into as of the [___] day of [___], 20[__], by and between SmartStop Self Storage REIT, Inc. (the “Company”), a Maryland corporation, and [_________] (the “Participant”).

Upon and subject to the Additional Terms and Conditions attached hereto and incorporated herein by reference as part of this Award, the Company hereby awards as of the Grant Date to the Participant the Restricted Shares described below in consideration of the Participant’s services to the Company.

A. Grant Date/Effective Date: The grant date of the Restricted Shares shall be [___], 20[__] (the “Grant Date”) and the effective date of the Restricted Shares shall be January 1, 20[__] (the “Effective Date”).

B. Restricted Shares: [_______] Class A shares of the Company’s Common Stock, $0.001 par value per share (the “Target Award”).

C. Plans (under which Award is granted): SmartStop Self Storage REIT, Inc. 2022 Long-Term Incentive Plan effective as of June 15, 2022 (as may be amended from time to time, the “Plan”); and the 2020 Executive Compensation Program approved by the Committee on April 20, 2020, which sets forth the framework for cash and equity-based compensation to be received by the Company’s executive officers, along with the 2021 executive compensation terms approved by the Committee on April 13, 2021, which contained certain immaterial modifications and supplements to such program and the 2022 executive compensation terms approved by the Committee on February 2, 2022, which contained certain immaterial modifications and supplements to such program (collectively, the “Executive Compensation Program”).

D. Vesting: The Restricted Shares shall become vested upon a determination by the Committee of the Applicable Percentage of Target Award to be made by the Committee by March 31, [___] (the “Determination Date”) based upon the following vesting schedule:

Ranking of Company’s AASSRG among Peer Companies	1 (Highest AASSRG)	2	3	4	5	6 (Lowest AASSRG)
Applicable Percentage of Target Award	200%	150%	100%	65%	25%	0%

Upon such determination by the Committee, the Restricted Shares shall vest and become non-forfeitable with respect to the Applicable Percentage of Target Award set forth in the chart above. Upon a Change of Control during the Performance Period, the Committee shall be permitted to measure Average Annual Same Store Revenue Growth for the Company vs the Peer Companies for a period shorter than the Performance Period prior to the consummation of the Change of Control in the sole discretion of the Committee. In the event that one or more of the Peer Companies ceases to exist as a separate company or fails to report Same Store Revenues during the Performance Period, the Committee may adjust the ranking tiers and/or measure the Average Annual Same Store Revenue Growth for such companies for a period shorter than the Performance Period in its sole discretion.

For purposes of this Award, the following definitions shall apply:

“Applicable Percentage of Target Award” shall mean the percentage of the Target Award of Restricted Shares set forth in the chart above.

“Average Annual Same Store Revenue Growth” or “AASSRG” shall mean the simple average of the Annual Same Store Revenue Growth for the three calendar years of the Performance Period.

“Annual Same Store Revenue Growth” shall mean the percentage by which Same Store Revenues for the applicable calendar year exceeds Same Store Revenues for the prior calendar year (which growth may be expressed as a negative percentage).

“Peer Companies” shall mean the following companies: Public Storage; Extra Space Storage Inc.; CubeSmart; Life Storage, Inc.; and National Storage Affiliates Trust.

“Performance Period” shall mean the period between January 1, [___] and December 31, [___].

“Same Store Revenue” shall mean the same store revenues reported by the Company and the Peer Companies in their respective Securities and Exchange Commission filings or applicable supplemental data contained on the Company’s or Peer Companies’ websites.

E. Additional Vesting Provisions. The Restricted Shares which have become vested are herein referred to as the “Vested Shares.” If the Restricted Shares that become vested include a fraction of a share, such fractional share shall be rounded up or down to the next nearest whole number.

F. Effect of Termination of Service and Change of Control. In the event of (i) the Participant’s termination of employment or service with the Company, SmartStop OP, L.P., or SmartStop Storage Advisors, LLC, or any other Affiliate for any reason, or (ii) a Change of Control, the vesting of the Restricted Shares shall be governed by the Executive Severance and Change of Control Plan, as may be amended pursuant to its terms from time to time (the “Severance Plan”), as in effect at the time of such termination or Change of Control, or, if no such Severance Plan is in place, the Severance Plan last in effect prior to such termination or Change of Control.

G. Tax Withholding. Participant hereby agrees to make adequate provision for foreign, federal, state and local taxes required by law to be withheld, if any, which arise in connection with the grant of the Restricted Shares. The Company shall have the right to deduct from any compensation or any other payment of any kind due to the Participant (including withholding the issuance or delivery of shares of Restricted Stock or redeeming Restricted Shares) the amount of any federal, state, local or foreign taxes required by law to be withheld as a result of the grant of the Restricted Shares, provided, however, that the value of the shares of Restricted Stock withheld or redeemed may not exceed the statutory minimum withholding amount required by law. In lieu of such deduction, the Company may require the Participant make a cash payment to the Company equal to the amount required to be withheld. If the Participant does not make such payment when requested, the Company may refuse to issue any Restricted Stock certificate under this Award until arrangements satisfactory to the Company for such payment have been made.

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IN WITNESS WHEREOF, the Company and Participant have signed this Award as of the Grant Date set forth above.

SMARTSTOP SELF STORAGE REIT, INC.

By: H. Michael Schwartz, Chief Executive Officer

[________]

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ADDITIONAL TERMS AND CONDITIONS OF

SMARTSTOP SELF STORAGE REIT, INC.

PERFORMANCE-BASED RESTRICTED SHARE AWARD

1. Code Section 83(b) Election. The Participant acknowledges that the Participant may not make an election under Section 83(b) of the Code without the Company’s consent. Any attempt by the Participant to make an election under Section 83(b) of the Code without the Company’s consent will result in the immediate forfeiture of this Award.

2. Issuance of Restricted Shares.

(a) The Company shall issue the Restricted Shares as of the Grant Date in one or more of the manners described below, as determined by the Company, in its sole discretion:

(i) by the issuance of share certificate(s) evidencing Restricted Shares to the Secretary of the Company or such other agent of the Company as may be designated by the Company or the Secretary (the “Share Custodian”); or

(ii) by documenting the issuance in uncertificated or book entry form on the Company’s stock records.

Evidence of the Restricted Shares either in the form of share certificate(s) or book entry, as the case may be, shall be held by the Share Custodian or the Company, as applicable, until the Restricted Shares become Vested Shares. In the Participant’s discretion and subject to the consent of the Company, the Participant may direct that the Company issue the Restricted Shares to a revocable living trust established for the exclusive benefit of the Participant or the Participant and his or her spouse, provided that the Participant shall remain responsible for the satisfaction of all duties and obligations under the Award and under the Plan, including tax obligations.

(b) In the event that the Participant forfeits any of the Restricted Shares, the Company shall cancel the issuance on its stock records and, if applicable, the Share Custodian shall promptly deliver the share certificate(s) representing the forfeited shares to the Company.

(c) Participant hereby irrevocably appoints the Share Custodian, and any successor thereto, as the true and lawful attorney-in-fact of Participant with full power and authority to execute any stock transfer power or other instrument necessary to transfer any Restricted Shares to the Company in accordance with this Award, in the name, place, and stead of the Participant, by completing an irrevocable stock power in favor of the Share Custodian in the form attached hereto as Exhibit 1. The term of such appointment shall commence on the Grant Date of this Award and shall continue until the last of the Restricted Shares are delivered to the Participant as Vested Shares or are returned to the Company as forfeited Restricted Shares.

(d) In the event the number of shares of Common Stock is increased or reduced as a result of a subdivision or combination of shares of Common Stock or the payment of a stock dividend or any other increase or decrease in the number of shares of Common Stock or other transaction such as a merger, reorganization or other change in the capital structure of the Company, the Participant agrees that any certificate representing shares of Common Stock or other securities of the Company issued as a result of any of the foregoing shall be delivered to the Share Custodian or recorded in book entry form, as applicable, and shall be subject to all of the provisions of this Award as if initially granted hereunder.

3. Rights of a Stockholder. Until the stock ledger entry reflecting the Restricted Shares accruing to the Participant upon vesting of the Restricted Shares is made, the Participant shall not have any rights as a stockholder.

4. Dividends. The Participant shall be entitled to dividends or other distributions paid or made on Restricted Shares; provided that the Participant has not forfeited the Restricted Shares prior to the payment date thereof. The payment of such dividends or other distributions shall be (i) calculated based on the Restricted Shares issued commencing on the Effective Date, (ii) in the same form as the applicable dividends or other distributions made on the Class A shares of the Company’s Common Stock, and (iii) paid to the Participant within 30 days following the date such dividends or other distributions are paid on the Class A shares of the Company’s Common Stock, or if any such dividends or other distributions were paid on the Class A share of the Company’s Common Stock prior to the Grant Date, payment to the Participant for such dividends or other distributions shall be made within 30 days following the Grant Date.

5. Restrictions on Transfer of Restricted Shares.

(a) Except to the extent approved by the Company, the Participant shall not have the right to make or permit to exist any transfer or hypothecation, whether outright or as security, with or without consideration, voluntary or involuntary, of all or any part of any right, title, or interest in or to any Restricted Shares prior to the date that such Restricted Shares become Vested Shares. After Restricted Shares have become Vested Shares pursuant to this Award, there shall be no restrictions on the transfer of such Vested Shares other than those restrictions imposed by any Applicable Laws.

(b) The restrictions contained in this Section will not apply with respect to transfers of the Restricted Shares pursuant to the laws of descent and distribution governing the state in which the Participant is domiciled at the time of the Participant’s death; provided that the restrictions contained in this Section will continue to be applicable to the Restricted Shares after any such transfer; and provided further that the transferee(s) of such Restricted Shares must agree in writing to be bound by the provisions of this Award.

6. Changes in Capitalization.

(a) The number of Restricted Shares shall be proportionately adjusted from and after the record date for any nonreciprocal transaction between the Company and the holders of capital stock of the Company that causes the per share value of the shares of Common Stock underlying the Option to change (an “Equity Restructuring”), such as a stock dividend, stock split, spinoff, rights offering, or recapitalization through a large, nonrecurring cash dividend.

(b) In the case of any reclassification or change of outstanding Common Stock issuable upon vesting of the Award, or in the case of any consolidation or merger of the Company with or into another entity (other than a merger in which the Company is the surviving entity and which does not result in any reclassification or change in the then-outstanding Stock) or in the case of any sale or conveyance to another entity of the property of the Company as an entirety or substantially as an entirety, in each case that is not an Equity Restructuring, then, as a condition of such reclassification, change, consolidation, merger, sale or conveyance, the Company or such successor or purchasing entity, as the case may be, shall make lawful and adequate provision whereby the Participant shall thereafter have the right, on exercise of the Award, to receive the kind and amount of securities, property and/or cash receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of securities issuable upon exercise of the Award immediately before such reclassification, change, consolidation, merger, sale or conveyance. Such provision shall include adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in Subsection (a). Notwithstanding the foregoing, if such a transaction occurs, in lieu of causing such rights to be substituted for the Award, the Committee may, upon 20 days’ prior written notice to the Participant, in its sole discretion: (i) shorten the period during which the Award is exercisable, provided it remains exercisable, to the extent it is otherwise exercisable, for at least 20 days after the date the notice is given, or (ii) cancel the Award upon payment to the Participant in cash, with respect to the Award to the extent then exercisable, of an amount which, in the sole discretion of the Committee, is determined to be equivalent to the amount, if any, by which the Fair Market Value (at the effective time of the transaction) of the consideration that the Participant would have received if the Award had been exercised before the effective time exceeds the Exercise Price. The actions described in this Subsection (b) may be taken without regard to any resulting tax consequences to the Participant. Any determination made by the Committee pursuant to this Subsection (b) will be final and binding on the Participant. Any action taken by the Committee need not treat all Participants under the Plan equally.

(c) The existence of the Plan and this Award shall not affect in any way the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Common Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding.

7. Change of Control. For purposes of this Agreement, “Change of Control” shall have the meaning set forth in the Executive Severance and Change of Control Plan, as may be amended pursuant to its terms from time to time.

8. Compliance With Laws. The Plan, the granting and vesting of this Award under the Plan, the issuance and delivery of the Restricted Shares, and the payment of money or other consideration allowable under the Plan or this Award are subject to compliance with all applicable federal and state laws, rules and regulations (including, but not limited to, state and federal securities laws and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Committee, the Board or the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Committee, the Board or the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan and this Award shall be deemed amended to the extent necessary to conform to such laws, rules and regulations. Nothing in the Plan or in this Award shall require the Company to issue any Stock with respect to the Award if, in the opinion of counsel for the Company, that issuance could constitute a violation of any Applicable Laws. As a condition to the grant or exercise of the Award, the Company may require the Participant (or, in the event of the Participant’s death, the Participant’s legal representatives, heirs, legatees or distributees) to provide written representations concerning the Participant’s (or such other person’s) intentions with regard to the retention or disposition of the Restricted Shares and written covenants as to the manner of disposal of such Stock as may be necessary or useful to ensure that the grant, exercise or disposition thereof will not violate the Securities Act, any other law or any rule of any applicable securities exchange or securities association then in effect. The Company shall not be required to register any Stock under the Securities Act or register or qualify any Stock under any state or other securities laws.

9. Legend on Stock Certificates. Certificates evidencing the Restricted Shares, if issued, may have the following legend and statements of other applicable restrictions endorsed thereon:

THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE LAWS. THE SHARES MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF UNTIL THE HOLDER HEREOF PROVIDES EVIDENCE SATISFACTORY TO THE ISSUER (WHICH, IN THE SOLE DISCRETION OF THE ISSUER, MAY INCLUDE AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER) THAT SUCH OFFER, SALE, PLEDGE, TRANSFER OR OTHER DISPOSITION WILL NOT VIOLATE ANY APPLICABLE FEDERAL OR STATE SECURITIES LAWS.

This legend shall not be required for any shares of Stock issued pursuant to an effective registration statement under the Securities Act. Certificates evidencing the Restricted Shares, to the extent appropriate at the time, shall also have noted conspicuously on the certificates a legend intended to give all persons full notice of the existence of any other conditions, restrictions, rights and obligations set forth in this Award and in the Plan.

Instead of the foregoing legend, the certificate may state that the Company will furnish a full statement about certain restrictions on transferability to a stockholder on request and without charge. Such statement shall also be sent on request and without charge to stockholders who are issued shares without a certificate.

10. Governing Laws. This Award shall be construed, administered and enforced according to the laws of the State of Maryland; provided, however, no Restricted Shares shall be issued except, in the reasonable judgment of the Company, in compliance with exemptions under applicable state securities laws of the state in which the Participant resides, and/or any other applicable securities laws.

11. Successors. This Award shall be binding upon and inure to the benefit of the heirs, legal representatives, successors, and permitted assigns of the parties.

12. Notice. Except as otherwise specified herein, all notices and other communications under this Award shall be in writing and shall be deemed to have been given if personally delivered or if sent by registered or certified United States mail, return receipt requested, postage prepaid, addressed to the proposed recipient at the last known address of the recipient. Any party may designate any other address to which notices shall be sent by giving notice of the address to the other parties in the same manner as provided herein.

13. Severability. In the event that any one or more of the provisions or portion thereof contained in this Award shall for any reason be held to be invalid, illegal, or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of this Award, and this Award shall be construed as if the invalid, illegal or unenforceable provision or portion thereof had never been contained herein.

14. Entire Agreement. Subject to the terms and conditions of the Plan, this Award expresses the entire understanding and agreement of the parties. This Award may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

15. Violation. Except as provided in Section 5, any transfer, pledge, sale, assignment, or hypothecation of the Award or any portion thereof shall be a violation of the terms of this Award and shall be void and without effect.

16. Headings. Paragraph headings used herein are for convenience of reference only and shall not be considered in construing this Award.

17. Specific Performance. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Award, the party or parties who are thereby aggrieved shall have the right to specific performance and injunction in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative.

18. No Right to Continued Employment. Neither the establishment of the Plan nor the award of Restricted Shares hereunder shall be construed as giving the Participant the right to continued employment with the Company or any Affiliate.

19. Capitalized Terms. As used in this Award, capitalized terms that are not defined herein have the meaning set forth in the Plan, except where the context does not reasonably permit.

EXHIBIT 1

IRREVOCABLE STOCK POWER

The undersigned hereby assigns and transfers to SmartStop Self Storage REIT, Inc. (the “Company”), _____________ Class A shares of the Common Stock of the Company registered in the name of the undersigned on the stock transfer records of the Company; and the undersigned does hereby irrevocably constitute and appoint , his attorney-in-fact, to transfer the aforesaid shares on the books of the Company, with full power of substitution; and the undersigned does hereby ratify and confirm all that said attorney-in-fact lawfully shall do by virtue hereof.

Date: Signed:

Print Name:

IN THE PRESENCE OF:

(Print Name)

(Signature)